UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, Naomi Garlick informed Cornerstone Building Brands, Inc. (the “Company”) of her decision to resign from her position as a member of the board of directors (the “Board”) of the Company and from any and all committees of the Board on which she served, effective October 23, 2024. Ms. Garlick’s decision to resign was not related to any disagreement with the Company.

On October 23, 2024, Camelot Return Intermediate Holdings, LLC (“Parent”), as the sole stockholder of the Company, acting by written consent in lieu of an annual meeting, elected Jake Donnelly as a director of the Company, effective immediately until the next annual meeting of the Company or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Donnelly was also appointed to serve on the Audit Committee of the Board. There are no arrangements or understandings between Mr. Donnelly and any other persons pursuant to which Mr. Donnelly was elected as a director of the Company. Mr. Donnelly is not party to any related person transactions (as defined in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended) with the Company. Mr. Donnelly will not receive any compensation as a director of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.07.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: October 25, 2024